UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 10, 2011

CIFC DEERFIELD CORP.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-32551	20-2008622
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

250 Park Avenue, 5th Floor, New York, New York		10177
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(212) 624-1200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) (e) On June 10, 2011, the Company and SFN Professional Services LLC, d/b/a Tatum ("Tatum"), entered into an amended schedule of an Interim Services Agreement (as amended, the "Services Agreement") which sets forth the terms and conditions of the services provided by Kenneth Posner to the Company. Mr. Posner’s term as the Company’s interim Chief Financial Officer will expire as of June 30, 2011 in accordance with the terms of the Services Agreement. The amendment provides that, effective as of July 1, 2011, Mr. Posner will serve as an Accounting and Financial Reporting Consultant to the Company until August 31, 2011. The Company will pay Tatum a fee of (i) $65,000 per month for Mr. Posner’s consulting services and (ii) a completion of service fee of $80,000.

The foregoing summary of the Services Agreement is not complete and is qualified in its entirety by reference to the amended schedules to Interim Services Agreement and the Services Agreement, copies of which are filed, respectively, as Exhibits 10.1 hereto and to the Company’s Current Reports on Form 8-K filed with the Securities and Exchange Commission on April 29, 2011 and July 2, 2010, and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1 Amended Schedule to Interim Services Agreement, dated as of June 10, 2011

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIFC DEERFIELD CORP.

June 16, 2011	By:	/s/ Robert A. Contreras

Name: Robert A. Contreras
Title: General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Amended Schedule to Interim Services Agreement, dated as of June 10, 2011